UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2024 (July 5, 2024)

DH Enchantment, Inc.

.(Exact name of registrant as specified in its charter)

Nevada	000-56322	20-1415044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit A, 13/F, Gee Luen Factory Building 5.

316-318 Kwun Tong Road

Kowloon, Hong Kong

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code + 852 2621 3288

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common	ENMI	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 5, 2024, Sally Kin Yi Lo resigned from her positions as the Chief Executive Officer, Chief Financial Officer, Secretary and Director of DH Enchantment, Inc. (the “Company”). Concurrently therewith, CHEUNG, Cheuk Yin was appointed to serve as the new Chief Executive Officer, Chief Financial Officer, Secretary and Director of the Company. The departure of Sally Kin Yi Lo from her position as Chief Executive Officer was for personal reasons and not due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices. Sally Kin Yi Lo continues to hold: (i) 252,000,000 shares of Common Stock, par value $0.001, or approximately 30.31% of the issued and outstanding shares of Common Stock; (ii) 945,000 shares of Series A Preferred Stock, par value $0.001, constituting approximately 30.29% of the issued and outstanding shares of Series A Preferred Stock; and (iii) 35,000 shares of Series B Preferred Stock, par value $0.001, constituting 35% of the issued and outstanding shares of Series B Preferred Stock.

CHEUNG, Cheuk Yin, age 44, was appointed to serve as our Chief Executive Officer, Chief Financial Officer, Secretary and Director on July 5, 2024. Mr. Cheung is currently the founder of Buyippee, an ecommerce platform providing global shipping services for customers who wishes to shop across US, Europe, Asia and Australia with ease and comfort. Buyippee has established a network of self-operating and dedicated warehouses for users to ensure fast and efficient delivery services. Scheduled transportation from these warehouses back to Hong Kong with affordable shipping fees for overseas online shopping can be fulfilled with just a click of a button. From 2012 to 2020, Mr. Cheung served as the top management of TMT Ventures where he focused on early stage investment, fundraising, financial technology, debt capital and credit risk management, and supply chain finance. Mr. Cheung was the founder of Victoria Hub Capital where he has provided advise to early stage businesses since 2020. Since 2021, he served as the Vice Chairman of the HKGCC YEC where he aims to strengthen the fellowship and development of next generation business leaders. Mr. Cheung also held various senior management roles in fintech company, international supply chain groups overseeing businesses in the Greater China region covering operations, credit control and regional business expansions including Qupital, Euler Hermes Allianz and American Express. Mr. Wong received his Degree in the Studies of Business and Commerce from Macquire University and the Degree of Computer Science from Sydney Institute of Business and Technology, respectively. Mr. Cheung brings to our Board his deep experience in business and financial management and operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DH Enchantment, Inc.

Date: July 5, 2024	By:	/s/ CHEUNG, Cheuk Yin
CHEUNG, Cheuk Yin Chief Executive Officer